EXHIBIT 99.1
HELIX BIOMEDIX ANNOUNCES APPOINTMENT OF RICHARD M. COHEN
TO ITS BOARD OF DIRECTORS
Bothell, Washington — December 16, 2005 — Helix BioMedix, Inc. (HXBM.OB) today announced that Richard M. Cohen has been appointed to its Board of Directors. The addition of Mr. Cohen increases the size of Helix BioMedix’s Board to eight. Mr. Cohen will also serve on the Company’s audit committee.
Mr. Cohen, age 54, is the Managing Principal of Richard M. Cohen Consultants, Inc. (RMCC), which was formed to enhance shareholder value for public and private company clients. He has more than two decades of diverse business experience, including serving as president and chief financial officer of several RMCC clients. Prior to forming RMCC in 1995, Mr. Cohen was President of General Media, Inc., a major international publishing and media company.
Mr. Cohen has an M.B.A. from Stanford University, a B.S. cum laude from the Wharton School of Business at the University of Pennsylvania and is a C.P.A. He is currently on the board of directors of Dune Energy, a publicly traded oil and gas exploration company, and Flaghouse Communications, a privately held marketer of physical education equipment.
R. Stephen Beatty, President and Chief Executive Officer of Helix BioMedix, commented, “We are very excited to have Richard Cohen join our Board. His financial expertise, Wall Street background and significant hands-on operating experience make Richard an excellent candidate. In addition, his diverse industry experience, including five years in consumer marketing with Revlon, will prove valuable as we move ahead with the commercialization of our proprietary peptides on the consumer product side.”
About Helix BioMedix
Helix BioMedix, Inc. is an early-stage biopharmaceutical company that has a portfolio of issued patents that covers six distinct classes of peptides, including over 1 million unique peptide sequences. The company’s mission is to become the industry leader in developing and commercializing small proteins known as bioactive peptides. The antimicrobial and wound healing properties of these peptides qualify them for inclusion in a wide range of both pharmaceutical and consumer products. The company is currently focused on the development of selected peptides as topical anti-infectives and in wound healing. Non-pharmaceutical applications being pursued by Helix BioMedix include adjuvants for cosmetics/cosmeceuticals, personal care, plant health, animal health and wide-spectrum biocides. More information about the company and its proprietary peptides can be found on the company’s website at www.helixbiomedix.com.
Important Notice
This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the company’s ability to successfully raise additional capital, enter into revenue generating license agreements, continue its research and development efforts, including pre-clinical and clinical studies, and general economic conditions. Additional assumptions, risks and uncertainties are described in detail in our reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. Readers are cautioned that such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

Contact:
Helix BioMedix, Inc.	Investor Relations:
David H. Kirske, 425-402-8400	Cameron Associates
dkirske@helixbiomedix.com	Paul G. Henning, 212-554-5462
or:	paul@cameronassoc.com
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